March 2023

Preliminary Pricing Supplement No. 8,302
Registration Statement No. 333-250103; 333-250103-01
Dated March 7, 2023
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Buffered Securities due March 12, 2024

Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of any principal. The securities offer investors an opportunity to receive, on each quarterly coupon payment date, a coupon based upon the value of the worst performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM, which we refer to collectively as the underlying indices. On each quarterly coupon payment date, investors will receive a coupon at a rate of either (i) 8.50% per annum (the higher coupon payment) or (ii) 4.50% per annum (the lower coupon payment), as measured on the applicable determination date, as follows: If the index closing value of each underlying index on a determination date is greater than or equal to its respective initial index value, investors will receive the higher coupon payment on the related coupon payment date. However, if the index closing value of any underlying index is less than its respective initial index value on a determination date, investors will receive the lower coupon payment on the related coupon payment date. At maturity, if the final index value of each of the underlying indices is greater than or equal to 70% of its respective initial index value, meaning that no underlying index has declined by an amount greater than the buffer amount of 30%, investors will receive the stated principal amount of the securities in addition to the final coupon payment. However, if the final index value of any underlying index is less than 70% of its initial index value, meaning that any underlying index has declined by an amount greater than the buffer amount of 30%, investors will receive the final coupon payment, equal to the lower coupon payment, and will lose 1.4286% of the principal amount for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 30%. Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero. There is no minimum payment at maturity on the securities. Accordingly, investors in the securities may lose their entire initial investment in the securities. Because payments on the securities are based on the worst performing of the underlying indices, a decline beyond the initial index value and/or buffer amount, as applicable, of any underlying index will result in few or no higher coupon payments and/or a loss of your investment, as applicable, even if one or both of the other underlying indices have appreciated or have not declined as much. Investors will not participate in any appreciation of the underlying indices. These securities are for investors who seek income and are willing to risk their principal based on the performance of the worst performing underlying index, and who are willing to forgo the opportunity to participate in any appreciation of the underlying indices in exchange for the limited protection against loss and the opportunity to receive the higher coupon payment when the index closing value of each underlying index is greater than or equal to its respective initial index value on a quarterly determination date. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	Russell 2000® Index (the “RTY Index”), S&P 500® Index (the “SPX Index”) and Dow Jones Industrial AverageSM (the “INDU Index”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	March 7, 2023
Original issue date:	March 10, 2023 (3 business days after the pricing date)
Maturity date:	March 12, 2024
Coupon:

●If, on any quarterly determination date, the index closing value of each underlying index on such date is greater than or equal to its respective initial index value, we will pay the higher coupon payment on the related coupon payment date.

●If, on any quarterly determination date, the index closing value of any underlying index is less than its respective initial index value, we will pay the lower coupon payment on the related coupon payment date.

Higher coupon payment:

An amount in cash per stated principal amount corresponding to a return of 8.50% per annum (corresponding to approximately $21.25 per quarter per security) for each interest period for each applicable determination date.

Lower coupon payment:

An amount in cash per stated principal amount corresponding to a return of 4.50% per annum (corresponding to approximately $11.25 per quarter per security) for each interest period for each applicable determination date.

Buffer amount:

30%. As a result of the buffer amount of 30%, the value at or above which each of the underlying indices must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying index at maturity is:

With respect to the RTY Index: 1,329.830, which is approximately 70% of its initial index value

With respect to the SPX Index: 2,833.894, which is 70% of its initial index value

With respect to the INDU Index: 23,402.008, which is 70% of its initial index value

Downside factor:	1.4286
Payment at maturity:

At maturity, in addition to the final coupon payment, investors will receive a payment at maturity determined as follows:

If the final index value of each of the underlying indices is greater than or equal to 70% of its respective initial index value, meaning that no underlying index has decreased by an amount greater than the buffer amount of 30% from its respective initial index value:

the stated principal amount of $1,000 per security

If the final index value of any underlying index is less than 70% of its respective initial index value, meaning that any underlying index has decreased by an amount greater than the buffer amount of 30% from its respective initial index value:

$1,000 + [$1,000 × (underlying index percent change of the worst performing underlying index + 30%) × downside factor]

Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $989.30 per security, or within $25.00 of that estimate. See “Investment Overview” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)See “Use of proceeds and hedging” on page 29.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2020 Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Contingent Income Buffered Securities due March 12, 2024
Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Terms continued from previous page:
Initial index value:

With respect to the RTY Index: 1,899.757, which is the index closing value for such underlying index on March 6, 2023

With respect to the SPX Index: 4,048.42, which is the index closing value for such underlying index on March 6, 2023

With respect to the INDU Index: 33,431.44, which is the index closing value for such underlying index on March 6, 2023

Final index value:	With respect to each underlying index, the index closing value of such index on the final determination date
Determination dates:

Quarterly, on June 6, 2023, September 6, 2023, December 6, 2023 and March 7, 2024, subject to postponement for non-trading days and certain market disruption events. We also refer to March 7, 2024 as the final determination date.

Coupon payment dates:

Quarterly, on June 9, 2023, September 11, 2023, December 11, 2023 and the maturity date, provided that if any such day is not a business day, that coupon payment will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day.

Worst performing underlying index:	The underlying index with the largest percentage decrease from the respective initial index value to the respective final index value
Underlying index percent change:	With respect to each underlying index, (final index value – initial index value) / initial index value
CUSIP / ISIN:	61774T6Z0 / US61774T6Z00
Listing:	The securities will not be listed on any securities exchange.

March 2023   Page 2

Morgan Stanley Finance LLC

Contingent Income Buffered Securities due March 12, 2024
Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Investment Overview

Contingent Income Buffered Securities

Principal at Risk Securities

Contingent Income Buffered Securities due March 12, 2024 Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM (the “securities”) do not guarantee the repayment of any principal. The securities offer investors an opportunity to receive a coupon based upon the value of the worst performing underlying index, as measured on the applicable determination date. On each quarterly coupon payment date, investors will receive a coupon at a rate of either (i) 8.50% per annum (the higher coupon payment) or (ii) 4.50% per annum (the lower coupon payment), as measured on the applicable determination date, as follows: If the index closing value of each underlying index on a determination date is greater than or equal to its respective initial index value, investors will receive the higher coupon payment on the related coupon payment date. However, if the index closing value of any underlying index is less than its respective initial index value on a determination date, investors will receive the lower coupon payment on the related coupon payment date. At maturity, if the final index value of each underlying index is greater than or equal to 70% of its respective initial index value, meaning that no underlying index has declined by an amount greater than the buffer amount of 30%, investors will receive the stated principal amount of the securities in addition to the final coupon payment. However, if the final index value of any underlying index is less than 70% of its respective initial index value, meaning that any underlying index has declined by an amount greater than the buffer amount of 30%, investors will receive the final coupon payment, equal to the lower coupon payment, and will lose 1.4286% of the principal amount for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 30%. Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero. Investors will not participate in any appreciation of the underlying indices. There is no minimum payment at maturity on the securities. Accordingly, investors in the securities may lose their entire initial investment in the securities.

Maturity:	Approximately 12 months
Coupon:

●If, on any quarterly determination date, the index closing value of each underlying index on such date is greater than or equal to its respective initial index value, we will pay the higher coupon payment on the related coupon payment date.

●If, on any quarterly determination date, the index closing value of any underlying index is less than its respective initial index value, we will pay the lower coupon payment on the related coupon payment date.

Payment at maturity:

At maturity, in addition to the final coupon payment, investors will receive a payment at maturity determined as follows:

If the final index value of each of the underlying indices is greater than or equal to 70% of its respective initial index value, meaning that no underlying index has decreased by an amount greater than the buffer amount of 30% from its respective initial index value:

the stated principal amount of $1,000 per security

If the final index value of any underlying index is less than 70% of its respective initial index value, meaning that any underlying index has decreased by an amount greater than the buffer amount of 30% from its respective initial index value:

$1,000 + [$1,000 × (underlying index percent change of the worst performing underlying index + 30%) × downside factor]

Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero.

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

March 2023   Page 3

Morgan Stanley Finance LLC

Contingent Income Buffered Securities due March 12, 2024
Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $989.30, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the higher coupon payment, the lower coupon payment, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

March 2023   Page 4

Morgan Stanley Finance LLC

Contingent Income Buffered Securities due March 12, 2024
Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee the repayment of principal and offer investors an opportunity to receive a coupon based upon the value of the worst performing underlying index, as measured on the applicable determination date. These securities are for investors who seek income and are willing to risk their principal based on the performance of the worst performing underlying index, and who are willing to forgo the opportunity to participate in any appreciation of the underlying indices in exchange for the limited protection against loss and the opportunity to receive the higher coupon payment when the index closing value of each underlying index is greater than or equal to its respective initial index value on a quarterly determination date. Investors will not participate in any appreciation of the underlying indices. The following scenarios are for illustrative purposes only and do not attempt to demonstrate every situation that may occur. Accordingly, the higher coupon payment may be payable in none of, or some but not all of, the quarterly periods during the 12-month term of the securities, and the payment at maturity may be less, and possibly significantly less, than the stated principal amount and could be zero.

Coupon:

If, on any quarterly determination date, the index closing value of each underlying index on such date is greater than or equal to its respective initial index value, the securities will pay the higher coupon payment on the related coupon payment date.

If, on any quarterly determination date, the index closing value of any underlying index is less than its respective initial index value, the securities will pay the lower coupon payment on the related coupon payment date.

Scenario 1: Investors receive principal back at maturity and the higher coupon for each quarterly period.

On each quarterly determination date, the index closing value of each underlying index is greater than or equal to its respective initial index value and the securities pay the higher coupon, corresponding to a return of 8.50% per annum, on each of the quarterly coupon payment dates. At maturity, each of the underlying indices closes at or above 70% of its initial index value, and investors receive, in addition to the final coupon payment, the stated principal amount. Investors will not participate in any appreciation of the underlying indices, and the return on the securities will be limited to the quarterly coupons that are paid on the securities. This scenario represents the maximum amount payable over the 12-month term of the securities.

Scenario 2: Investors receive principal back at maturity and the higher coupon with respect to some, but not all of, the quarterly periods.

This scenario assumes that all underlying indices close at or above their respective initial index values on some quarterly determination dates, but one or more underlying indices close below the respective initial index value(s) on the others. Investors receive the higher coupon payment for the quarterly periods for which the index closing value of each underlying index is at or above its initial index value on the related determination date, and the lower coupon payment for the quarterly periods for which the index closing value(s) of one or more underlying indices are below the respective initial index value(s) on the related determination date.

At maturity, each of the underlying indices closes at or above 70% of its initial index value, and investors receive, in addition to the final coupon payment, the stated principal amount. Investors will not participate in any appreciation of the underlying indices, and the return on the securities will be limited to the quarterly coupons that are paid on the securities.

Scenario 3: Investors suffer a loss of principal at maturity and receive the lower coupon for each quarterly period.

On each quarterly determination date, the index closing value of at least one underlying index is less than its respective initial index value and the securities pay only the lower coupon, corresponding to a return of 4.50% per annum, on each of the quarterly coupon payment dates. At maturity, one or more of the underlying indices have decreased by more than the buffer amount of 30% from the respective initial index value(s). In this scenario, investors will receive the final coupon payment, equal to the lower coupon payment, but will lose 1.4286% of principal for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 30%. The payment at maturity will be less, and possibly significantly less, than the stated principal amount and could be zero.

March 2023   Page 5

Morgan Stanley Finance LLC

Contingent Income Buffered Securities due March 12, 2024
Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a higher coupon payment is paid with respect to a determination date and how to calculate the payment at maturity, if any. The following examples are for illustrative purposes only. Whether you receive a higher coupon payment will be determined by reference to the closing value of each underlying index on each quarterly determination date, and the amount you will receive at maturity will be determined by reference to the final index value of each of the underlying indices on the final determination date. The actual initial index value for each of the underlying indices is set forth on the cover of this document. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Higher Coupon Payment:	8.50% per annum (corresponding to approximately $21.25 per quarter per security*) for each interest period for each applicable determination date.
Lower Coupon Payment	4.50% per annum (corresponding to approximately $11.25 per quarter per security**) for each interest period for each applicable determination date.
Payment at Maturity:

In addition to the final coupon payment, you will receive a payment at maturity determined as follows:

If the final index value of each of the underlying indices is greater than or equal to 70% of its respective initial index value, meaning that no underlying index has decreased by an amount greater than the buffer amount of 30% from its respective initial index value:

the stated principal amount of $1,000 per security

If the final index value of any underlying index is less than 70% of its respective initial index value, meaning that any underlying index has decreased by an amount greater than the buffer amount of 30% from its respective initial index value:

$1,000 + [$1,000 × (underlying index percent change of the worst performing underlying index + 30%) × downside factor]

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the RTY Index: 2,300 With respect to the SPX Index: 4,000 With respect to the INDU Index: 30,000
Buffer Amount:	With respect to each of the underlying indices, 30%
Downside Factor:	1.4286

* The actual higher coupon payment will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical higher coupon payment of $21.25 is used in these examples for ease of analysis.

** The actual lower coupon payment will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical lower coupon payment of $11.25 is used in these examples for ease of analysis.

March 2023   Page 6

Morgan Stanley Finance LLC

Contingent Income Buffered Securities due March 12, 2024
Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

How to determine the coupon payment with respect to a determination date:

	Final Index Value			Coupon Payment
	RTY Index	SPX Index	INDU Index
Hypothetical Determination Date 1	2,600 (at or above its initial index value)	4,120 (at or above its initial index value)	36,500 (at or above its initial index value)	$21.25
Hypothetical Determination Date 2	1,610 (below its initial index value)	4,500 (at or above its initial index value)	34,000 (at or above its initial index value)	$11.25
Hypothetical Determination Date 3	2,400 (at or above its initial index value)	3,200 (below its initial index value)	28,000 (below its initial index value)	$11.25
Hypothetical Determination Date 4	920 (below its initial index value)	2,600 (below its initial index value)	21,350 (below its initial index value)	$11.25

On hypothetical determination date 1, each of the underlying indices closes at or above its respective initial index value. Therefore, a higher coupon payment of $21.25 is paid on the relevant coupon payment date.

On each of hypothetical determination dates 2 and 3, at least one underlying index closes at or above its initial index value, but one or more of the other underlying indices close below their respective initial index value(s). Therefore, a lower coupon payment of $11.25 is paid on each relevant coupon payment date.

On hypothetical determination date 4, each of the underlying indices closes below its respective initial index value, and accordingly a lower coupon payment of $11.25 is paid on the relevant coupon payment date.

You will receive the lower coupon payment on any coupon payment date if the index closing value of any underlying index is below its respective initial index value on the related determination date.

How to calculate the payment at maturity:

	Final Index Value			Payment at Maturity
	RTY Index	SPX Index	INDU Index
Example 1:	2,600 (at or above its initial index value)	5,400 (at or above its initial index value)	32,000 (at or above its initial index value)	$1,021.25 (the stated principal amount plus the higher coupon payment with respect to the final determination date)
Example 2:	1,495 (below 70% of the initial index value)	3,990 (at or above 70% of the initial index value)	28,000 (at or above 70% of the initial index value)

$939.82, calculated as follows:

$1,000 + [$1,000 × (underlying index percent change of the worst performing underlying index + 30%) × downside factor] + the lower coupon payment with respect to the final determination date
= $1,000 + [$1,000 × (-35% + 30%) × 1.4286] + $11.25
= $1,011.25 + ($1,000 × -5% × 1.4286) = $939.82

Example 3:	2,000 (at or above 70% of the initial index value)	2,400 (below 70% of the initial index value)	19,500 (below 70% of the initial index value)	$868.39, calculated as follows: = $1,000 + [$1,000 × (-40% + 30%) × 1.4286] + $11.25 = $1,011.25 + ($1,000 × -10% × 1.4286) = $868.39
Example 4:	920 (below 70% of the initial index value)	800 (below 70% of the initial index value)	9,000 (below 70% of the initial index value)	$296.95, calculated as follows: = $1,000 + [$1,000 × (-80% + 30%) × 1.4286] + $11.25 = $1,011.25 + ($1,000 × -50% × 1.4286) = $296.95
Example 5:	805 (below 70% of the initial index value)	2,600 (below 70% of the initial index value)	9,000 (below 70% of the initial index value)	$439.81, calculated as follows: = $1,000 + [$1,000 × (-70% + 30%) × 1.4286] + $11.25 = $1,011.25 + ($1,000 × -40% × 1.4286) = $439.81

March 2023   Page 7

Morgan Stanley Finance LLC

Contingent Income Buffered Securities due March 12, 2024
Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

In example 1, the final index values of each of the RTY Index, the SPX Index and the INDU Index are at or above their respective initial index values. Therefore, investors receive at maturity the stated principal amount of the securities and the higher coupon payment otherwise due with respect to the final determination date. However, investors do not participate in the appreciation of any underlying index.

In examples 2 and 3, the final index value(s) of one or two of the underlying indices are at or above 70% of their respective initial index value(s) but the final index value(s) of one or both of the other underlying indices are below 70% of their respective initial index value(s). Therefore, at maturity, investors receive the lower coupon payment otherwise due with respect to the final determination date, but will lose 1.4286% of principal for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 30%.

Similarly, in examples 4 and 5, the final index value of each of the underlying indices is below 70% of its respective initial index value. Therefore, at maturity, investors receive the lower coupon payment otherwise due with respect to the final determination date, but will lose 1.4286% of principal for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 30%.

In example 4, the RTY Index has declined 60% from its initial index value to its final index value, the SPX Index has declined 80% from its initial index value to its final index value and the INDU Index has declined 70% from its initial index value to its final index value. Therefore, investors receive the lower coupon payment otherwise due with respect to the final determination date and a payment at maturity calculated based on the underlying index percent change of the SPX Index, the worst performing underlying index in this example. Investors will lose 1.4286% of principal for every 1% decline in the final index value of the SPX Index from the respective initial index value beyond the buffer amount of 30%.

In example 5, the RTY Index has declined 65% from its initial index value to its final index value, the SPX Index has declined 35% from its initial index value to its final index value and the INDU Index has declined 70% from its initial index value to its final index value. Therefore, investors receive the lower coupon payment otherwise due with respect to the final determination date and a payment at maturity calculated based on the underlying index percent change of the INDU Index, the worst performing underlying index in this example. Investors will lose 1.4286% of principal for every 1% decline in the final index value of the INDU Index from its initial index value beyond the buffer amount of 30%.

If the final index value of ANY of the underlying indices has declined from its initial index value by an amount greater than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the stated principal amount and could be zero.

March 2023   Page 8

Morgan Stanley Finance LLC

Contingent Income Buffered Securities due March 12, 2024
Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers before you invest in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the final index value of any underlying index is less than 70% of its respective initial index value, meaning the final index value of any underlying index has decreased by more than the buffer amount of 30% from its respective initial index value, you will lose 1.4286% of your principal for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 30%. Under this scenario, the value of the payment at maturity will be less, and could be significantly less, than the stated principal amount and could be zero.

￭You will receive only the lower coupon payment for each quarterly period for which the index closing value of any underlying index on the related determination date is below its respective initial index value. If the index closing value of any underlying index on any determination date is below its respective initial index value, you will receive only the lower coupon payment, corresponding to a return of 4.50% per annum, for each such quarterly period.

￭Investors will not participate in any appreciation of the underlying indices. Investors will not participate in any appreciation in the values of the underlying indices from their respective initial index values, and the return on the securities will be limited to the coupon payments that are paid with respect to each quarterly determination date. It is possible that the index closing value of any underlying index could be below its respective initial index value on most or all of the determination dates so that you will receive only the lower coupon payments.

￭The coupon is paid on a quarterly basis and is based solely on the index closing values of the underlying indices on the specified determination dates. Whether the higher coupon payment or lower coupon payment will be paid with respect to a quarterly determination date will be based on the index closing value of each underlying index on such date. As a result, you will not know whether you will receive the higher coupon payment or the lower coupon payment until near the end of the relevant quarterly period. Moreover, because the quarterly coupon is based solely on the index closing value of each underlying index on a specific determination date, if any such index closing value is less than the respective initial index value, you will receive the lower coupon payment, even if the index closing value of such underlying index was higher on other days during the term of the securities, and even if the index closing value(s) of the other underlying indices are greater than or equal to their respective initial index value(s).

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

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Morgan Stanley Finance LLC

Contingent Income Buffered Securities due March 12, 2024
Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the values of the underlying indices on any day will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying indices,

odividend rates on the securities underlying the underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying indices or equity markets generally and which may affect the values of the underlying indices, othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying indices and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying index has closed near or below its initial index value or 70% of its respective initial index value, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying index based on its historical performance. The value of any underlying index may decrease and be below the initial index value for such index on each determination date so that you will receive no higher coupon payments, and the final index value(s) of one or more underlying indices may be less than 70% of the respective initial index value(s), resulting in a loss of 1.4286% of principal for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 30%. There can be no assurance that the closing value of each underlying index will be at or above the respective initial index value on any determination date so that you will receive a higher coupon payment for the applicable interest period or that the final index value of each underlying index will be greater than or equal to 70% of its respective initial index value on the final determination date so that you do not suffer a loss on your initial investment in the securities. See “Russell 2000® Index Overview,” “S&P 500® Index Overview” and “Dow Jones Industrial AverageSM Overview” below.

￭Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying index.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 12-month term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

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Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and possibly to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices and in futures and/or options contracts on the underlying indices, as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination dates approach. Some of our affiliates also trade the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to March 6, 2023 could have increased the initial index value of an underlying index, and, therefore, could have increased (i) the value at or above which such underlying index must close on the determination dates so that you receive the higher coupon payment on the securities (depending also on the performance of the other underlying indices), and (ii) the value at or above which such underlying index must close on the final determination date so that you do not suffer a loss on your investment at maturity (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities, including on the determination dates, could potentially affect the index closing values of the underlying indices on the determination dates, and, accordingly, whether we pay the lower coupon payment or higher coupon payment on the coupon payment dates, as well as the payout to you at maturity, if any (depending also on the performance of the other underlying indices).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial index values, and will determine the index closing values on each determination date, whether the lower coupon payment or higher coupon payment will be paid on each coupon payment date and at maturity, whether a market disruption event has occurred and the payment at

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Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor index, or calculation of the index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Postponement of coupon payment dates and maturity date,” “—Postponement of determination dates,” “—Calculation agent,” “—Market disruption event,” “—Discontinuance of an underlying index; alteration of method of calculation,” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each underlying index, with respect to both the quarterly coupon payments and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of all three underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the

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Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the securities will result in your receiving only the lower coupon payments, may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive the higher coupon payment on any coupon payment date, each underlying index must close at or above its respective initial index value on the applicable determination date. Therefore, if any underlying index has declined to below its initial index value as of a determination date, you will receive only the lower coupon payment on the related coupon payment date, even if the other underlying indices have appreciated. In addition, if the final index value of any underlying index is less than 70% of its respective initial index value, investors will lose 1.4286% of principal for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 30%, even if the other underlying indices have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less, and possibly significantly less, than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying indices.

￭Because the securities are linked to the performance of the worst performing underlying index, you are exposed to a greater risk of receiving the lower coupon payments and sustaining a loss on your investment than if the securities were linked to just one index. The risk that you will receive the lower coupon payment on any coupon payment date, or that you will suffer a loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any underlying index will close below its respective initial index value on any determination date, or below 70% of its respective initial index value on the final determination date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will receive the lower coupon payment on any or all of the coupon payment dates and that you will suffer a loss on your investment.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies.  As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the stocks constituting such underlying index or make other methodological changes that could change the value of such underlying index. The publisher of each underlying index may discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index on any determination date, the determination of whether a higher coupon payment or lower coupon payment will be payable on the securities on the applicable coupon payment date, and/or the amount payable at maturity, will be an amount based on the closing prices of the securities composing such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such underlying index last in effect prior to discontinuance of such underlying index.

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Contingent Income Buffered Securities due March 12, 2024
Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on March 6, 2023:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	1,899.757
52 Weeks Ago:	1,951.329
52 Week High (on 3/29/2022):	2,133.096
52 Week Low (on 6/16/2022):	1,649.836

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter for the period from January 1, 2018 through March 6, 2023. The related graph sets forth the daily closing values of the RTY Index in the same period. The closing value of the RTY Index on March 6, 2023 was 1,899.757. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance. No assurance can be given as to the closing value of the RTY Index at any time, including on the determination dates.

RTY Index Daily Closing Values January 1, 2018 to March 6, 2023

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Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter (through March 6, 2023)	2,001.221	1,750.734	1,899.757

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

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Contingent Income Buffered Securities due March 12, 2024
Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on March 6, 2023:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	4,048.42
52 Weeks Ago:	4,201.09
52 Week High (on 3/29/2022):	4,631.60
52 Week Low (on 10/12/2022):	3,577.03

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter for the period from January 1, 2018 through March 6, 2023. The related graph sets forth the daily closing values of the SPX Index in the same period. The closing value of the SPX Index on March 6, 2023 was 4,048.42. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance. No assurance can be given as to the closing value of the SPX Index at any time, including on the determination dates.

SPX Index Daily Closing Values January 1, 2018 to March 6, 2023

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Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter (through March 6, 2023)	4,179.76	3,808.10	4,048.42

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. See “S&P 500® Index” in the accompanying index supplement.

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Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Dow Jones Industrial AverageSM Historical Performance

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on March 6, 2023:

Bloomberg Ticker Symbol:	INDU
Current Index Value:	33,431.44
52 Weeks Ago:	32,817.38
52 Week High (on 3/29/2022):	35,294.19
52 Week Low (on 9/30/2022):	28,725.51

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the INDU Index for each quarter for the period from January 1, 2018 through March 6, 2023. The related graph sets forth the daily closing values of the INDU Index in the same period. The closing value of the INDU Index on March 6, 2023 was 33,431.44. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The INDU Index has at times experienced periods of high volatility, and you should not take the historical values of the INDU Index as an indication of its future performance. No assurance can be given as to the closing value of the INDU Index at any time, including on the determination dates.

INDU Index Daily Closing Values January 1, 2018 to March 6, 2023

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Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Dow Jones Industrial AverageSM
Principal at Risk Securities

Dow Jones Industrial AverageSM	High	Low	Period End
2018
First Quarter	26,616.71	23,533.20	24,103.11
Second Quarter	25,322.31	23,644.19	24,271.41
Third Quarter	26,743.50	24,174.82	26,458.31
Fourth Quarter	26,828.39	21,792.20	23,327.46
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter	33,171.37	29,982.62	32,981.55
Second Quarter	34,777.76	33,153.21	34,502.51
Third Quarter	35,625.40	33,843.92	33,843.92
Fourth Quarter	36,488.63	34,002.92	36,338.30
2022
First Quarter	36,799.65	32,632.64	34,678.35
Second Quarter	35,160.79	29,888.78	30,775.43
Third Quarter	34,152.01	28,725.51	28,725.51
Fourth Quarter	34,589.77	29,202.88	33,147.25
2023
First Quarter (through March 6, 2023)	34,302.61	32,656.70	33,431.44

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. See “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this preliminary pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Underlying index publisher:	With respect to the RTY Index, FTSE Russell, or any successor thereof. With respect to each of the INDU Index and the SPX Index, S&P Dow Jones Indices LLC, or any successor thereof.
Index closing value:

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index (as defined under “Discontinuance of an underlying index; alteration of method of calculation” below), reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index shall be based on the alternate calculation of the RTY Index described under “Discontinuance of an underlying index; alteration of method of calculation” below. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for such underlying index.

With respect to each of the INDU Index and the SPX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index (as defined under “Discontinuance of an underlying index; alteration of method of calculation” below), published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index. In certain circumstances, the index closing value for the INDU Index or the SPX Index shall be based on the alternate calculation of such underlying index described under “Discontinuance of an underlying index; alteration of method of calculation” below.

Denominations:	$1,000 per security and integral multiples thereof
Interest period:

The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

One business day prior to the related scheduled coupon payment date; provided that the quarterly coupon payable at maturity will be payable to the person to whom the payment at maturity will be payable.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:

With respect to each underlying index, index business day means a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Market disruption event:

With respect to each underlying index, market disruption event means:

(i)   the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying index (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying index (or a successor index) during the last one-half hour preceding the

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Principal at Risk Securities

close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such underlying index (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii)  a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

 For the purpose of determining whether a market disruption event exists at any time with respect to an underlying index, if trading in a security included in such underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying index shall be based on a comparison of (x) the portion of the value of such underlying index attributable to that security relative to (y) the overall value of such underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to an underlying index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant exchange:

With respect to each underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.

Postponement of determination dates:

The determination dates are subject to postponement due to non-index business days or certain market disruption events, as described in the following paragraph.

If any scheduled determination date, including the final determination date, is not an index business day with respect to any underlying index or if there is a market disruption event on such day with respect to any underlying index, the relevant determination date solely with respect to that affected underlying index shall be the next succeeding index business day with respect to that underlying index on which there is no market disruption event with respect to that underlying index; provided that if a market disruption event with respect to that underlying index has occurred on each of the five index business days with respect to that underlying index immediately succeeding any of the scheduled determination dates, then (i) such fifth succeeding index business day shall be deemed to be the relevant determination date with respect to that affected underlying index, notwithstanding the occurrence of a market disruption event with respect to that underlying index on such day and (ii) with respect to any such fifth index business day on which a market disruption event occurs with respect to that underlying index, the calculation agent shall determine the index closing value on such fifth index business day in accordance with the formula for and method of calculating that underlying index last in effect prior to the commencement of the market disruption event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such index business day of each security most recently constituting that affected underlying index without any rebalancing or substitution of such securities following the commencement of the market disruption event.

Postponement of coupon payment dates and maturity date:

If any scheduled coupon payment date, including the maturity date, is not a business day, the applicable payment will be made on the next succeeding business day and no adjustment will be made to the payment made on any such succeeding business day.

If, due to a market disruption event or otherwise, any determination date for any underlying index is postponed so that it falls less than two business days prior to the scheduled coupon payment date or maturity

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Principal at Risk Securities

date, as applicable, the coupon payment date or maturity date, as applicable, shall be postponed to the second business day following that determination date as postponed. In any of these cases, no adjustment shall be made to any payment made on that postponed date.

Discontinuance of an underlying index; alteration of method of calculation:

If any underlying index publisher discontinues publication of the relevant underlying index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any subsequent index closing value for the discontinued index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value for such underlying index is to be determined, and, to the extent the index closing value of such successor index differs from the index closing value of the relevant underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent to the relevant initial index value.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If any underlying index publisher discontinues publication of the relevant underlying index or a successor index prior to, and such discontinuance is continuing on, any determination date and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for such underlying index for such date. The index closing value of such underlying index or such successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying index may adversely affect the value of the securities.

If at any time, the method of calculating any underlying index or any successor index, or the value thereof, is changed in a material respect, or if any underlying index or any successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for such underlying index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to such underlying index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to such underlying index or such successor index, as adjusted. Accordingly, if the method of calculating any underlying index or any successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such underlying index), then the calculation agent will adjust such index in order to arrive at a value of such underlying index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there

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Principal at Risk Securities

is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final determination date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the quarterly coupon payments and payment at maturity will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive on each coupon payment date or at maturity or whether a market disruption event has occurred. See “Market disruption event” and “Discontinuance of an underlying index; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

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Principal at Risk Securities

Issuer notices to registered security holders, the trustee and the depositary:

In the event that any coupon payment date or the maturity date is postponed as described above, the issuer shall give notice of such postponement and, once it has been determined, of the date to which any coupon payment date or the maturity date, as applicable, has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date or the maturity date, as applicable, the business day immediately preceding the scheduled coupon payment date or maturity date, as applicable, and (ii) with respect to notice of the date to which the coupon payment date or maturity date, as applicable, has been rescheduled, the business day immediately following the applicable determination date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “Forms of Securities—The Depositary” and “Forms of Securities—Global Securities” in the accompanying prospectus.

Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Principal at Risk Securities

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a

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Principal at Risk Securities

“comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any

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coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross

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proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued. The costs of the securities borne by you and described beginning on page 4 above comprise the cost of issuing, structuring and hedging the securities.

On or prior to March 6, 2023, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to have taken positions in stocks constituting the underlying indices and in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets. Such purchase activity could have increased the initial index value of an underlying index, and, therefore, could have increased (i) the value at or above which such underlying index must close on the determination dates so that you receive the higher coupon payment on the securities (depending also on the performance of the other underlying indices), and (ii) the value at or above which such underlying index must close on the final determination date so that you do not suffer a loss on your investment at maturity (depending also on the performance of the other underlying indices). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the determination dates, by purchasing and selling the stocks constituting the underlying indices, futures and/or options contracts on the underlying indices or their respective component stocks listed on major securities markets or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the determination dates. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination dates approach. We cannot give any assurance that our hedging activities will not affect the values of the underlying indices, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Overview” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the underlying indices in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities.

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Principal at Risk Securities

The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this preliminary pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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